Exhibit 15.2

oRDinARY AnD eXtRAoRDinARY meeting oF StoCKHoLDeRS oF LUXottiCA gRoUP S.p.A. April 29, 2016 Please sign, date and mail your proxy card in the envelope provided so that your vote is received on or before April 25, 2016. Please detach along perforated line and mail in the envelope provided. 00000333030030000000 6 042916 changes to the registered name(s) on the account may not be submitted via note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PLeASe Sign, DAte AnD RetURn PRomPtLY in tHe enCLoSeD enveLoPe. PLeASe mARK YoUR vote in BLUe oR BLACK inK AS SHoWn HeRe x oRDinARY meeting 1. The approval of the Statutory Financial Statements for the year non-voting item ended December 31, 2015. FOR AGAINST ABSTAIN 2. The allocation of net income and the distribution of dividends. 3. Authorization to buy back and dispose of treasury shares pursuant to articles 2357 et seq. of the Italian Civil Code. 4. An advisory vote on the first section of the Company’s Remuneration Report in accordance with article 123-ter, paragraph 6 of Legislative Decree no. 58/98. 5. The appointment of a director. eXtRAoRDinARY meeting 1. Amendments to Articles 12, 19 and 30 of the By-Laws. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

oRDinARY AnD eXtRAoRDinARY meeting oF StoCKHoLDeRS oF LUXottiCA gRoUP April 29, 2016 S.p.A. inteRnet - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. teLePHone - Call toll-free 1-800-PRoXieS (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. vote online or by phone until 11:59 PmeSton April 24, 2016 mAiL - Sign, date and mail your proxy card in the envelope provided so that your vote is received on or before April 25, 2016. go gReen - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting by telephone or the Internet. 00000333030030000000 6 042916 changes to the registered name(s) on the account may not be submitted via note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PLeASe Sign, DAte AnD RetURn PRomPtLY in tHe enCLoSeD enveLoPe. PLeASe mARK YoUR vote in BLUe oR BLACK inK AS SHoWn HeRe x oRDinARY meeting 1. The approval of the Statutory Financial Statements for the year non-voting item ended December 31, 2015. FOR AGAINST ABSTAIN 2. The allocation of net income and the distribution of dividends. 3. Authorization to buy back and dispose of treasury shares pursuant to articles 2357 et seq. of the Italian Civil Code. 4. An advisory vote on the first section of the Company’s Remuneration Report in accordance with article 123-ter, paragraph 6 of Legislative Decree no. 58/98. 5. The appointment of a director. eXtRAoRDinARY meeting 1. Amendments to Articles 12, 19 and 30 of the By-Laws. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: ComPAnY nUmBeR ACCoUnt nUmBeR PRoXY voting inStRUCtionS

- 0 LUXOTTICA GROUP S.p.A. Proxy for ordinary and extraordinary meeting of Stockholders on April 29, 2016 (Continued and to be signed on the reverse side.) 14475 1.1